Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2024 as it pertains to the financial statements of Guardian Pharmacy Services, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-274847) of Guardian Pharmacy Services, Inc. dated August 22, 2024.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 22, 2024